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                                                                     EXHIBIT 4.1


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                                   AMGEN INC.

                                      AND

                            CITIBANK, N.A., Trustee



                          First Supplemental Indenture

                         Dated as of February 26, 1997


                                _______________

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          THIS FIRST SUPPLEMENTAL INDENTURE to the Indenture (as defined below), dated as of February 26, 1997 (this "First Supplemental Indenture"), is between AMGEN INC., a Delaware corporation (the "Company"), and Citibank, N.A., duly incorporated and existing as a national banking association under the laws of the United States, as trustee (the "Trustee").


                                    RECITALS
                                    --------

          WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of January 1, 1992 (the "Indenture"), providing for the issuance of Securities up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of the Indenture;

          WHEREAS, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture;

          WHEREAS, Section 8.1 of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, together, without notice to or consent of any Holder may amend or supplement the Securities, as set forth below;

          WHEREAS, the Company, being duly authorized by a Board Resolution, and the Trustee, having received an Opinion of Counsel pursuant to Section 8.4 of the Indenture stating that the execution of this First Supplemental Indenture is authorized and permitted by the Indenture, are authorized to execute and deliver this First Supplemental Indenture; and

          WHEREAS, all other conditions precedent and requirements necessary to make this First Supplemental Indenture, when duly executed and delivered, a valid and binding agreement of the Company and the Trustee, enforceable in accordance with its terms, have been performed and fulfilled.

          NOW, THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged it is agreed as follows:


                                  ARTICLE ONE

                                   COVENANTS

          SECTION 1.1  Limitation on Indebtedness of Subsidiaries.  Section 3.8
                       ------------------------------------------
of the Indenture is hereby amended to include the following language after the first sentence:

          "The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board

                                       1
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          Resolution, Officers' Certificate or indenture supplemental hereto provided pursuant to Section 2.3."

          SECTION 1.2  Supplemental Indentures with Consent of Securityholders.
                       -------------------------------------------------------
At such time as the Securities issued after the date of this First Supplemental Indenture are the only Securities then outstanding under the Indenture, then, without any further action on the part of the Company or the Trustee, Section
8.2 of the Indenture shall be automatically amended to delete "66-2/3%" appearing in the first sentence thereof and to substitute in its place "majority."


                                  ARTICLE TWO

                                 MISCELLANEOUS

          SECTION 2.1  Effective Time of First Supplemental Indenture.  This
                       ----------------------------------------------
First Supplemental Indenture shall take effect and become operative as of the date hereof.

          SECTION 2.2  Incorporation of Indenture.  All the provisions of this
                       --------------------------
First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture, and the Indenture, as supplemented and amended by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

          SECTION 2.3  New York Law to Govern; Submission to Jurisdiction.  (a)
                       --------------------------------------------------
This First Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law; provided, however, the rights and duties of the Trustee shall be governed by the law of New York.

          (b) The Company hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this First Supplemental Indenture.
The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in any inconvenient forum.

          SECTION 2.4  Headings.  The headings of the Articles and Sections of
                       --------
this First Supplemental Indenture are inserted for convenience of reference and shall not be deemed to be a part thereof.

          SECTION 2.5  Counterparts.  This First Supplemental Indenture may be
                       ------------
executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all counterparts shall together constitute but one and the same instrument.

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          SECTION 2.6  Successors and Assigns.  All covenants and agreements in
                       ----------------------
this First Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 2.7  Severability Clause.  In case any provision in this First
                       -------------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be in any way affected or impaired thereby.

          SECTION 2.8  Benefits of First Supplemental Indenture.  Nothing in
                       ----------------------------------------
this First Supplemental Indenture, express or implied, shall give any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                                       3
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          IN WITNESS WHEREOF, the parties hereto have caused this First
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                              AMGEN INC.


Attest:                                       By:     /s/ George A. Vandeman
                                                      ----------------------
                                              Name:   George A. Vandeman
                                              Title:  Senior Vice President,
                                                  General Counsel and Secretary

         /s/ Ellen E. Lange
         ------------------
Name:    Ellen E. Lange
Title:   Corporate Counsel
                                              CITIBANK, N.A., as Trustee



Attest:                                       By:     /s/ Robert T. Kirchner
                                                      ----------------------
                                              Name:   Robert T. Kirchner
                                              Title:  Vice President

         /s/ Reynaldo L. Duma
         --------------------
Name:    Reynaldo L. Duma
Title:   Trust Officer

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